Exhibit 21


                                     Subsidiaries of R&B, Inc.


 Significant Subsidiaries                          Jurisdiction
 ------------------------                          ------------
 RB Distribution, Inc.                             Pennsylvania
 RB Management, Inc.                               Pennsylvania
 Dorman Products of America, Ltd.                  Kentucky
 RB Service Supply, L.P.                           Georgia
 RBPEACH, Inc.                                     Delaware
 Cosmos International, Inc.                        Minnesota
 Motor Power Industries, Inc.                      Delaware
 Scan-Tech USA/Sweden, A.B.                        Sweden
 Allparts, Inc.                                    Delaware





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